Exhibit 1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made this 13th day of September, 2005, by and between TONTINE CAPITAL PARTNERS, L.P., a Delaware limited partnership (the “Buyer”), MERVIN D. LUNG and DOROTHY LUNG (each a “Seller” and collectively, the “Sellers”).

RECITAL

The Sellers wish to sell to the Buyer and the Buyer wishes to purchase from the Sellers the number of shares of the common stock of Patrick Industries, Inc., an Indiana corporation with its main office located in Elkhart, Indiana (the “Company”) set forth beneath each Seller’s name on the signature page attached hereto, represented by the certificate number(s) as set forth on Exhibit A (all of such shares, in the aggregate, the “Stock”), all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

AGREEMENTS

SECTION 1.  Sale and Purchase of Stock.  On the terms and subject to the conditions hereinafter set forth, the Sellers agree to sell, transfer and assign the Stock, free and clear of all security interests, liens, claims, encumbrances, pledges, options, charges and restrictions (on transferability or otherwise), except for any restrictions on transfer arising pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and except for restrictions set forth in the Company’s articles of incorporation and the Rights Agreement (as defined in Section 6(b)), to the Buyer and the Buyer agrees to purchase the Stock from the Sellers.  The purchase price for the Stock shall be the aggregate of the dollar amounts identified as the purchase price on the signature page attached hereto (the “Purchase Price”).

SECTION 2.  Closing.

(a)                                  Subject to the terms of this Agreement, the closing of the purchase and sale of the Stock (the “Closing”) shall occur on or before the date that is five (5) days after the date that the last of the conditions set forth in Section 5 have been satisfied, but in no event later than thirty (30) days after the date of this Agreement, or at such other place, date and time as is mutually agreed to by the Buyer and the Sellers (the “Closing Date”).

(b)                                  At the Closing: (i) each Seller shall deliver the certificates representing the Stock, together with duly executed Assignments Separate from Certificate to National City Bank, the Company’s transfer agent (the “Transfer Agent”), together with such other documents requested by the Transfer Agent, including transfer instructions acceptable to the Buyer in its reasonable discretion (the “Transfer Instructions”) as may be necessary for the transfer of record ownership of the Stock to the Buyer on the stock records of the Company; (ii) upon the Buyer’s receipt of confirmation reasonably satisfactory to the Buyer from the Transfer Agent that the Transfer Agent is prepared to transfer record ownership of the Stock to the Buyer in accordance with Clause (i) of this paragraph, the Buyer shall deliver the Purchase Price in immediately available funds to the Sellers in the respective amounts shown on the signature page attached hereto by certified cashier’s check payable to each Seller, or by wire transfer to an account designated by each Seller to the Buyer in writing at least two business days prior to the Closing Date; and (iii) upon the Buyer’s delivery of the Purchase Price and in accordance with the Transfer Instructions, the Transfer Agent shall take such action, as may be reasonably necessary to transfer record ownership of the Stock to the Buyer on the stock transfer records of the Company.

SECTION 3.  Representations and Warranties of the Sellers.  Each Seller hereby represents and warrants to the Buyer as follows:

(a)                                  Ownership of Stock.  Each Seller is the sole lawful and beneficial owner of the Stock as set forth on Exhibit A and the Stock is free and clear of any security interest, claim, lien, pledge, option, encumbrance, or restriction (on transferability or otherwise) whatsoever, except for any restrictions on transfer arising pursuant to the Securities Act and except for restrictions set forth in the Company’s articles of incorporation and the Rights Agreement, in law or in equity, and the delivery to the Buyer of the Stock in the manner set forth in this Agreement will convey to the Buyer lawful, valid, and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge option, encumbrance, or restriction (on transferability or otherwise) whatsoever, except for any restrictions on transfer arising pursuant to the Securities Act and except for restrictions set forth in the Company’s articles of incorporation and the Rights Agreement.

(b)                                  Enforceability.  This Agreement constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms.

(c)                                  Brokers and Finders.  Neither Seller nor any person acting on behalf of either Seller has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated herein.

(d)                                  No Conflicts.  The execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, will not (i) assuming the truth and accuracy of the Buyer’s representation in Section 4(e) below, require either Seller to obtain the consent or approval of, or make any filing with, any person or public authority; (ii) assuming the satisfaction of the condition set forth in Section 6(b), constitute or result in a breach or violation of, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the Stock pursuant to any terms and provisions of any agreement or instrument to which either Seller or, to the Sellers’ knowledge, the Company, is a party of or by which the Stock is bound; or (iii) violate any law, regulation, judgment or order applicable to either Seller.

(e)                                  Authority.  Each Seller has the legal competence, full power, and authority to enter into, deliver, and perform this Agreement and to consummate the transaction contemplated herein.

(f)                                    No Litigation.  There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority pending or threatened against either Seller that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

SECTION 4.  Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants to the Sellers as follows:

(a)                                  Enforceability.  This Agreement constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

(b)                                  Disclosure.  The Buyer has received all requested information from the Sellers necessary to make a decision to buy the Stock.

(c)                                  Authority.  The Buyer has the full limited partnership power and authority to enter into, deliver, and perform this Agreement and to consummate the transaction contemplated herein.

(d)                                  No Conflicts.  The execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, will not (i) require the Buyer to obtain consent or approval of any person or public authority, except as provided in this Agreement, (ii) constitute or result in a breach or violation of, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Buyer is a party; or (iii) violate any law, regulation, judgment or order applicable to the Buyer.

(e)                                  Investment Representations.

(i)                                     The Buyer confirms that: (A) the Stock will be acquired by the Buyer for investment only, for its own account and not as a nominee or agent and not with a view to the sale or distribution of any part thereof in violation of applicable Federal and state securities laws; and (B) the Buyer has no current intention of selling, granting participation in or otherwise distributing the Stock in violation of applicable Federal and state securities.  By executing this Agreement, the Buyer further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Stock in violation of applicable Federal and state securities laws.

(ii)                                  The Buyer understands that the Stock has not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from registration under the Securities Act and that the Seller’s reliance on such exemption is predicated on the representations and warranties of the Buyer set forth herein.

(iii)                               The Buyer represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Stock.  The Buyer further represents that it is familiar with the business and financial condition, properties and operations of the Company, as described in the Company’s filings with the Securities and Exchange Commission, and that it has had, during the course of the transactions contemplated hereby and prior to its purchase of Stock, the opportunity to ask questions of, and receive answers from, the Company concerning its purchase of the Stock.  The Buyer has made such independent investigation of the Company as the Buyer deems to be necessary or advisable in connection with this investment.

(iv)                              The Buyer represents that it will not sell, transfer or otherwise dispose of the Stock without registration under the Securities Act and applicable state securities laws, or an exemption therefrom. The Buyer understands that, in the absence of an effective registration statement covering the Stock or an available exemption from registration under the Securities Act and applicable state securities laws, the Stock must be held indefinitely.  In particular, the Buyer acknowledges that it is aware that the Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met.  Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company, and such information may not be available.

(v)                                 The Buyer represents that it (A) is capable of bearing the economic risk of holding the unregistered Stock for an indefinite period of time and has adequate means for providing for its current needs and contingencies, (B) can afford to suffer a complete loss of this investment and (C) understands all risk factors related to the purchase of the Stock.

(vi)                              The Buyer understands that the purchase of the Stock involves a high degree of risk, that while there is an established market for the Stock, the average trading volume is too low to effectively support sale of all or a significant portion of the Stock at one time in the open market.

(f)                                    Brokers and Finders.  Neither the Buyer nor any person acting on behalf of the Buyer has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated herein.

(g)                                 No Litigation.  There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority pending or threatened against either the Buyer that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

SECTION 5.  Legends; Stop Transfer.

(a)                                  Legend.  The Buyer acknowledges that all certificates evidencing the Stock shall bear the following legend:

“TRANSFER RESTRICTED

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, offered for sale, pledged or hypothecated in the absence of (i) an effective registration statement as to the securities under the Act, or (ii) an available exemption from registration under the Securities Act and applicable state securities laws and an opinion of counsel reasonably satisfactory to the Corporation and its counsel that registration is not required.”

(b)                                  State Legends.  The certificates evidencing the Stock shall also bear any legend required by any applicable state securities law.

(c)                                  Stop Transfer.  The Buyer acknowledges that the Company shall be entitled to make a notation regarding the restrictions on transfer of the Stock in its stock books, and the Stock shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Act and applicable state securities laws or pursuant to an available exemption from registration under the Act and applicable state securities laws and an opinion of counsel reasonably satisfactory to the Company and its counsel that registration is not required.

SECTION 6.  Conditions Precedent to Obligations of the Buyer.  The obligation of the Buyer to purchase the Stock is conditioned upon:

(a)                                  the truth and accuracy in all respects of the representations and warranties of the Sellers set forth in Section 3 as of the dates and for the periods to which they relate, and at the Closing as though made on the Closing Date;

(b)                                  the board of directors of the Company on or prior to the Closing Date, either adopting an amendment (the “Amendment”) to the Company’s Rights Agreement dated March 20, 1996 (the “Rights Agreement”), reasonably satisfactory to Buyer, with the effect that the Buyer shall not be deemed to be an Acquiring Person (as defined in the Rights Agreement), the Separation Date (as defined in the Rights Agreement) shall not be deemed to occur, and the Rights (as defined in the Rights Agreement) will not separate from the common stock of the Company, as a result of entering into this Agreement or consummating the transactions contemplated hereby, or, if the Company is unable to adopt the Amendment, the Company shall have redeemed the Rights (as defined in the Rights Agreement) as provided in the Rights Agreement; provided, however, that if the Company redeems the rights and thereafter adopts a new rights agreement, such new rights agreement be reasonably satisfactory to the Buyer and will specifically exclude acquisitions by the Buyer as triggering any anti-takeover effects under such Agreement, including effects similar to those described above;

(c)                                  approval by the Company’s board of directors on or prior to the Closing Date of the Buyer’s acquisition of the Stock from the Sellers so that the Buyer is not subject to the restrictions to Section 18 or Section 19 of Chapter 43 of the Indiana Business Corporation Law, as the same may be amended, which approval acknowledges the Buyer’s intention to seek full voting rights for the Stock at the Company’s next annual meeting pursuant to Section 6 of Chapter 42 of the Indiana Business Corporation Law, as the same may be amended, and indicates that, to the extent permitted by its fiduciary duties, the board will support such proposal on the Company’s corresponding proxy statement to its shareholders (the “Approval”);

(d)                                  the Buyer receiving, on or prior to the Closing Date, an opinion of counsel reasonably satisfactory to the Buyer stating that the sale to the Buyer is exempt from registration and prospectus delivery requirements of the Securities Act of 1933;

(e)                                  the Buyer having entered into a Registration Rights Agreement with the Company in the form of Exhibit B hereto; and

(f)                                    the performance on or prior to the Closing Date by each Seller of all other obligations and covenants required to be performed or to be complied with by each Seller under this Agreement.

SECTION 7.  Conditions Precedent to Obligations of the Sellers.  The obligations of the Sellers hereunder are conditioned upon:

(a)                                  the truth and accuracy in all respects of the representations and warranties of the Buyer set forth in Section 4 as of the dates and for the periods to which they relate, and at the Closing as though made on the Closing Date;

(b)                                  the performance on or prior to the Closing Date by the Buyer of all obligations and covenants required to be performed or to be complied with by the Buyer under this Agreement; and

(c)                                  Mervin D. Lung having delivered a resignation from his position as a director of the Company, with such resignation to take effect at the Closing.

SECTION 8.  Survival of Representations.  All representations, warranties, and agreements made in this Agreement, or pursuant hereto, shall survive the Closing and any investigation at any time made by or on behalf of the parties.

SECTION 9.  The Sellers’ Efforts.  At any time, and from time to time, the Sellers shall, without further consideration, execute and deliver such other instruments of transfer or other documents, and shall otherwise cooperate and use reasonable efforts to cause to be timely fulfilled the conditions and covenants set forth in this Agreement, including but not limited to using reasonable efforts to cause the board of directors of the Company to consider and vote upon the Amendments and the Approval.

SECTION 10.  Notices.  All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given:  (a) when delivered personally; (b) on the following business day when sent by overnight courier; (c) on dispatch when sent by telecopy, so long as a copy of such communication is immediately thereafter mailed as provided in this Section; and (d) when mailed by registered or certified mail, postage prepaid, return receipt requested, to the Buyer and the Sellers at their respective addresses set forth on the signature page attached hereto.

SECTION 11.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana.

SECTION 12.  Entire Agreement.  This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.  This Agreement may be amended only by a writing executed by the Buyer and by the Sellers.

SECTION 13.  No Implied Rights or Remedies.  Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the Buyer and the Sellers, any rights or remedies under or by reason of this Agreement.

SECTION 14.  No Waiver, Etc.  No failure on the part of any of the parties hereto to exercise, no delay in exercising and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof.  No single or partial exercise of any right or remedy hereunder will preclude any other further exercise thereof or the exercise of any other right or remedy.

SECTION 15.  Headings.  The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

SECTION 16.  Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

SECTION 17.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 18.  Expenses.  Irrespective of whether the Closing is effected, the Buyer and each Seller shall pay the respective costs and expenses that they incur with respect to the negotiation, execution, delivery and performance of the Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

SELLERS:	BUYER:

MERVIN D. LUNG	TONTINE CAPITAL PARTNERS, L.P.

By:
Its:

844,621	$9.875
(No. of Shares)	(Purchase Price per Share)

$8,340,632.38
(Aggregate Purchase Price)

DOROTHY LUNG

45,600	$9.875
(No. of Shares)	(Purchase Price per Share)

$450,300.00
(Aggregate Purchase Price)